EXHIBIT 99.1

                                 [LOGO]

                         N E W S   R E L E A S E


For Immediate Release

Contact:  HemaCare Corporation
       	  JoAnn Mannise, Director of Investor Relations
          877-310-0717
          www.hemacare.com

RELEASE DATE:  August 11, 2003

        HEMACARE REPORTS SECOND QUARTER FINANCIAL RESULTS
_____________________________________________________________________


       LOS ANGELES - - - - HemaCare Corporation (OTC Bulletin Board:
HEMA.OB) today announced second quarter 2003 revenue of $6,937,000, virtually unchanged as compared to the same period of 2002. Net loss in the second quarter of 2003 was $272,000, or $0.04 per share basic and diluted, compared to a loss of $19,000, or nil per share basic and diluted, in the second quarter of 2002.

       Second quarter results reflect continuing losses in its East Coast and Mid-West blood management programs and decreases in production volumes and higher operating costs in its California operations.

       Second quarter revenue increases in the Company's California Mobile Program were offset by the decrease in revenues from the Sherman Oaks platelet program and blood services. Sales volumes of the Sherman Oaks operation, which remains profitable following a conversion from a paid to volunteer program in January 2003, were approximately 70% of sales in the second quarter of the prior year. Gross margin was negatively impacted by $272,000 of losses from the Company's blood management programs opened in 2002, the reduction of platelet sales, a change in the mix of blood services, higher insurance premiums and costs related to hiring and training new employees.

       As a result of these factors, the Company realized a $454,000 loss before a $182,000 benefit from income taxes. Commenting on the second quarter results, Judi Irving, President and Chief Executive Officer said, "We are actively addressing the production issues in our California operations. In addition, we are evaluating the potential of our programs outside of California and determining the actions necessary to return the Company to profitability."

                                  - more -

       HemaCare will be holding an interactive investor conference call on Monday, August 11, 2003 at 4:30 pm (Eastern Daylight Time). Judi Irving, President and CEO, will review the second quarter 2003 financial results. To participate in the call, please call 800-309-8563 and ask to join HemaCare's second quarter earnings conference call. A recording will be available immediately following the call through midnight, August 18, 2003 that can be replayed by calling 800-642-1687, ID number 1969717. A webcast of the conference call will also be available via our website (www.hemacare.com) as well as through Street Events (www.streetevents.com) and going to the Individual Investor Center.

                          ABOUT HEMACARE CORPORATION

	Founded in 1978, HemaCare is a national provider of blood products and services and the only publicly traded company engaged in the blood services industry in the U.S. HemaCare is licensed by the FDA and accredited by the American Association of Blood Banks. The Company focuses on providing cost effective, high quality solutions to the blood-related needs of U.S. hospitals.


This press release contains "forward-looking statements" within the meaning of the term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified. Such risks and uncertainties include, without limi-tation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein. The
Company undertakes no obligation to publicly release any revision to these forward-looking statements made to reflect events or circumstances after the date hereof.

                              (Financial Table Follows)

                                 HEMACARE CORPORATION
                              CONDENSED CONSOLIDATED DATA
                                      (Unaudited)


                                      Three Months Ended June 30,    Six Months Ended June 30,
                                         2003             2002           2003         2002
                                     -------------    ------------   ------------  ------------
STATEMENTS OF OPERATIONS

Revenues                             $ 6,937,000      $ 6,940,000    $13,868,000   $13,261,000
                                     ============     ============   ============  ============
Loss before income taxes             $  (454,000)     $   (31,000)   $  (440,000)  $  (250,000)
                                     ============     ============   ============  ============
Net loss                             $  (272,000)     $   (19,000)   $  (264,000)  $  (157,000)
                                     ============     ============   ============  ============
Basic and diluted per share amounts  $     (0.04)     $     (0.00)   $     (0.03)  $     (0.02)
                                     ============     ============   ============  ============
Weighted average shares
 outstanding - basic and diluted       7,751,060        7,611,000      7,751,060     7,601,000
                                     ============     ============   ============  ============


                                     June 30, 2003   December 31, 2002
                                     --------------  -----------------
BALANCE SHEET

Assets
------
Cash and marketable securities       $   714,000      $ 1,048,000
Other current assets                   5,669,000        6,424,000
Non-current assets                     6,101,000        5,983,000
                                     ------------     ------------
Total assets                         $12,484,000      $13,455,000
                                     ============     ============

Liabilities and Shareholders' Equity
------------------------------------
Current liabilities                  $ 4,186,000      $ 3,998,000
Long-term liabilities                    475,000        1,370,000
Shareholders' equity                   7,823,000        8,087,000
                                     ------------     ------------
Total liabilities and shareholders'
 equity                              $12,484,000      $13,455,000
                                     ============     ============


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